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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in our made part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
October 10, 1997